Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 85 to the registration statement on Form N-1A ("Registration Statement") of our report dated March 17, 2000, relating to the financial statements and financial highlights which appears in the January 31, 2000 Annual Report to Shareholders of Scudder High Yield Bond Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Administrative Fee" and "Independent Accountants and Reports to Shareholders" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 26, 2001

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 85 to the registration statement on Form N-1A ("Registration Statement") of our report dated March 17, 2000, relating to the financial statements and financial highlights which appears in the January 31, 2000 Annual Report to Shareholders of Scudder Income Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Administrative Fee" and "Independent Accountants and Reports to Shareholders" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 26, 2001